UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2014

PRIMO WATER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34850	30-0278688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Cambridge Plaza Drive
Winston-Salem, NC  27104
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  336-331-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 20, 2014, Primo Water Corporation (the “Company”) and it subsidiaries Primo Products, LLC, Primo Direct, LLC, Primo Refill, LLC, Primo Ice, LLC and Primo Refill Canada Corporation entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with The Prudential Insurance Company of America and PICA Hartford Life Insurance Comfort Trust.  The information contained in Item 2.03 of this report, which includes a description of the material terms and conditions of the Note Purchase Agreement, is incorporated by reference into this Item 1.01.

Item 1.02	Termination of Material Definitive Agreement.

On June 20, 2014, concurrently with the closing under the Note Purchase Agreement, the Company repaid all outstanding amounts owed under and terminated (a) the Loan and Security Agreement dated April 30, 2012, as previously amended from time to time (the “Loan and Security Agreement”), by and among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and TD Bank, N.A., as arranger and syndication agent and bookrunner for the lenders thereunder, and (b) the Credit and Security Agreement dated as of April 30, 2012, as previously amended from time to time (the “Credit and Security Agreement”), by and among the Company, certain subsidiaries of the Company party thereto and Comvest Capital II, L.P. (together in each case with all promissory notes and security documents related to such indebtedness but excluding, with respect to Comvest Capital II, L.P., the outstanding warrants to purchase common stock of the Company).

The material terms and conditions of the Loan and Security Agreement with TD Bank, N.A. and the Credit and Security Agreement with Comvest Capital II. L.P. are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.  The information contained in Item 2.03 of this report is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 20, 2014, the Company entered into the Note Purchase Agreement with The Prudential Insurance Company of America and PICA Hartford Life Insurance Comfort Trust that provides up to $35.0 million in borrowing availability and consists of up to $15.0 million in revolving credit notes that mature in June 2019 and $20.0 million in term notes.  Principal on the term notes is payable in $4.0 million installments on each of June 20, 2017, 2018, 2019, 2020 and 2021.  Borrowings under the revolving portion of the credit facility bear interest at either adjusted LIBOR plus 4.25% or a base rate plus 3.25%, and the term notes bear interest at a fixed rate of 7.8%.

The $25.5 million of initial borrowings under the Note Purchase Agreement were used for the following purposes:  (i) repay the Company’s indebtedness owed to Comvest Capital II, L.P. under the Credit and Security Agreement (approximately $23.7 million), (ii) pay a prepayment penalty to Comvest Capital II, L.P. in connection with the repayment of such indebtedness (approximately $.7 million), (iii) pay structuring, commitment, administration, legal and other fees and expenses in connection with the termination of the existing credit facilities and entering into the Note Purchase Agreement (approximately $.5 million) and (iv) general working capital purposes (approximately $.6 million).   As of the closing date, the Company had $9.5 million of availability under the revolving portion of the new credit facility.  In addition, in connection with repayment of the Company’s indebtedness owed to TD Bank, N.A. and Comvest Capital II, L.P., the Company will incur a non-cash charge of approximately $2.2 million in the second quarter of its 2014 fiscal year related to the write-off of debt issuance costs and the original issue discount associated with such debt.

The Note Purchase Agreement contains customary representations, warranties, covenants and events of default.  The financial covenants include (a) a maximum total debt to EBITDA ratio, (b) a minimum tangible net worth requirement and (c) a maximum fixed charge coverage ratio.  Amounts owed under the Note Purchase Agreement are secured by a security interest in substantially all of the assets of the Company and its subsidiaries.

The foregoing summary of the Note Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description

10.1
Note Purchase Agreement dated June 20, 2014 (the “Note Purchase Agreement “) by and among the Company, Primo Products, LLC, Primo Direct, LLC, Primo Refill, LLC, Primo Ice, LLC, Primo Refill Canada Corporation, The Prudential Life Insurance Company of America and PICA Hartford Life Insurance Comfort Trust

10.2	Form of Senior Secured Floating Rate Revolving Note issued pursuant to the Note Purchase Agreement

10.3	Form of 7.8% Senior Secured Fixed Rate Term Note issued pursuant to the Note Purchase Agreement

99.1	Press Release issued June 23, 2014 related to the Company’s entry into the Note Purchase Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMO WATER CORPORATION

Date: June 25, 2014	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
June 20, 2014	001-34850

PRIMO WATER CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1
Note Purchase Agreement dated June 20, 2014 (the “Note Purchase Agreement “) by and among the Company, Primo Products, LLC, Primo Direct, LLC, Primo Refill, LLC, Primo Ice, LLC, Primo Refill Canada Corporation, The Prudential Life Insurance Company of America and PICA Hartford Life Insurance Comfort Trust

10.2	Form of Senior Secured Floating Rate Revolving Note issued pursuant to the Note Purchase Agreement

10.3	Form of 7.8% Senior Secured Fixed Rate Term Note issued pursuant to the Note Purchase Agreement

99.1	Press Release issued June 23, 2014 related to the Company’s entry into the Note Purchase Agreement